Exhibit 99.1

December 1, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK to Sell Retail Natural Gas Marketing Subsidiary to
Constellation

    TULSA, Okla. – Dec. 1, 2011 – ONEOK, Inc. (NYSE: OKE) today announced that it has entered into a definitive agreement to sell its subsidiary, ONEOK Energy Marketing Company, to Constellation Energy Group, Inc. (NYSE: CEG) for $22.5 million plus working capital.

    ONEOK Energy Marketing Company provides physical and financial natural gas products and services to retail customers primarily located in the Mid-Continent and Texas. The business is accounted for in the ONEOK natural gas distribution segment.

    “We determined that retail natural gas marketing is no longer a core business to ONEOK and have made the decision to exit the business,” said Pierce H. Norton, ONEOK chief operating officer. “Constellation is a logical buyer since it is active in most states where ONEOK Energy Marketing Company has customers. It also has the resources and capabilities to compete and grow the retail natural gas marketing business.”

    ONEOK will continue its wholesale natural gas marketing activities through its energy services business segment.

    ONEOK Energy Marketing Company currently employs 39, with 14 employees located in Tulsa and the remaining located in various locations in Kansas, Texas, Oklahoma, Nebraska and Wyoming.

    All current ONEOK Energy Marketing Company employees will be considered for positions with Constellation. Those not offered positions with Constellation will have the opportunity to apply for other open positions within ONEOK. Employees who do not find a position or choose not to apply for another job within ONEOK will receive severance and other benefits from ONEOK.

    The transaction is expected to close in the first quarter of 2012.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

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